Exhibit 4.23

This is not a Letter of Transmittal. This Notice of Guaranteed Delivery is for use in accepting the Offer by HudBay Minerals Inc. for all issued and outstanding common shares (including the associated rights under the shareholders rights plan) of Augusta Resource Corporation

NOTICE OF GUARANTEED DELIVERY

for Deposit of Common Shares of

(and the associated rights issued under the Shareholder Rights Plan)

AUGUSTA RESOURCE CORPORATION

Pursuant to the Offer and Circular dated February 10, 2014, as amended, made by

HUDBAY MINERALS INC.

USE THIS NOTICE OF GUARANTEED DELIVERY OR A MANUALLY EXECUTED FACSIMILE HEREOF IF YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATE(S) OF AUGUSTA RESOURCE CORPORATION ARE NOT IMMEDIATELY AVAILABLE. IF YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATE(S) OF AUGUSTA RESOURCE CORPORATION ALONG WITH ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AT OR PRIOR TO THE EXPIRY TIME OR YOU CANNOT COMPLETE THE PROCEDURES FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS

THE OFFEROR HAS INCREASED THE CONSIDERATION UNDER THE OFFER TO 0.315 OF A HUDBAY SHARE AND 0.17 OF A HUDBAY WARRANT

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M., TORONTO TIME ON JULY 16, 2014 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN

THE AUGUSTA BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT AUGUSTA SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR AUGUSTA SHARES

This notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) (or a manually signed facsimile copy hereof) must be used to accept the offer dated February 10, 2014, as amended (the “Offer”) made by HudBay Minerals Inc. (the “Offeror”) to purchase, on the terms and subject to the conditions set out in the Offer and Circular (as defined herein), all of the issued and outstanding common shares (“Augusta Shares”) of Augusta Resource Corporation (“Augusta”), other than any Augusta Shares held directly or indirectly by the Offeror and its affiliates, including any Augusta Shares that may become issued and outstanding after February 10, 2014, but before the Expiry Time upon the exercise, exchange or conversion of any securities of Augusta exercisable or exchangeable for, convertible into or otherwise conferring a right to acquire any Augusta Shares, including, without limitation, any option, warrant or convertible debenture, together with the associated rights issued under Augusta’s shareholder rights plan agreement dated as of April 19, 2013 between Augusta and Computershare Investor Services Inc. (“Augusta Shares”), for consideration per Augusta Share of 0.315 of a common share of the Offeror and 0.17 of a warrant to acquire a common share of the Offeror, only if (a) the certificate(s) representing the Augusta Shares are not immediately available, (b) the holder of Augusta Shares cannot complete the procedure for book-entry transfer of such Augusta Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time.

The terms and conditions of the Offer set forth in the Offeror’s offer to purchase and take-over bid circular dated February 10, 2014, as amended (the “Offer and Circular”) are incorporated by reference into this Notice of Guaranteed Delivery. Capitalized terms not otherwise defined herein, shall have the meanings ascribed to them in the Offer and Circular. The Offer and Circular contains important information and Augusta Shareholders are urged to read the Offer and Circular in their entirety.

The Depositary or the Information Agent (the addresses and telephone numbers of which are on the back cover of this Notice of Guaranteed Delivery) can assist you in completing this Notice of Guaranteed Delivery.

TO:	HudBay Minerals Inc.
AND TO:	Equity Financial Trust Company

TO TENDER AUGUSTA SHARES, THIS NOTICE OF GUARANTEED DELIVERY MAY BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE SPECIFIED ON THE BACK COVER OF THIS NOTICE OF GUARANTEED DELIVERY AT OR BEFORE THE EXPIRY TIME OF THE OFFER AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY. DELIVERY TO AN ADDRESS OR TRANSMISSION BY A FACSIMILE NUMBER OF THIS NOTICE OF GUARANTEED DELIVERY OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR AND BE GUARANTEED IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND AUGUSTA SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. AUGUSTA SHARE CERTIFICATES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Augusta Shares listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, “Manner of Acceptance — Procedure for Guaranteed Delivery.”

Box 1

DESCRIPTION OF AUGUSTA SHARES DEPOSITED

Augusta Share Certificate Number(s)	Name(s) in which Augusta Shares are Registered	Number of Augusta Shares Represented by Certificate	Number of Augusta Shares Deposited*

Total of Augusta Shares:

*                 Unless otherwise indicated, it will be assumed that all Augusta Shares evidenced by any Augusta Share Certificates delivered to the Depositary are being deposited.

IN THE EVENT THAT RIGHTS ISSUED UNDER THE SHAREHOLDER RIGHTS PLAN HAVE SEPARATED AND YOU ARE IN RECEIPT OF RIGHTS CERTIFICATES, THEY MUST BE DEPOSITED WITH THE ABOVE DEPOSITED AUGUSTA SHARES. PLEASE REFER TO “MANNER OF ACCEPTANCE” IN SECTION 3 OF THE OFFER AND “SHAREHOLDER RIGHTS PLAN” IN SECTION 6 OF THE CIRCULAR FOR FURTHER DETAILS.

Box 2

DESCRIPTION OF SRP RIGHTS DEPOSITED

Rights Certificate Number(s)	Name(s) in which SRP Rights are Registered	Number of SRP Rights Represented by Certificate	Number of SRP Rights Deposited*

Total of SRP Rights:

*                 Unless otherwise indicated, it will be assumed that all SRP Rights evidenced by any Rights Certificates delivered to the Depositary are being deposited.

AUGUSTA SHAREHOLDER SIGNATURE(S)

Signature(s) of Augusta shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

Dated:

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees to deliver to the Depositary, at its address set forth herein, Augusta Share Certificates and, if applicable, Rights Certificates deposited hereby in proper form for transfer, together with the duly executed Letter of Transmittal or a manually signed facsimile copy thereof with any required signature guarantees, and any other documents required by the Letter of Transmittal, on or before 5:00 p.m. Toronto time on the third trading day on the TSX after the Expiry Time of the Offer.

Name of the firm:	Authorized Signature:

Address of the firm	Name:

Title:

Telephone Number:	Dated:

THE DEPOSITARY FOR THE OFFER IS:

By Mail, Registered Mail, Hand or Courier

200 University Avenue, Suite 300

Toronto ON M5H 4H1

Attention:  Corporate Actions

Inquiries

Toll Free (North America): 1-866-393-4891

Local: 416-361-0152

Facsimile: 416-361-0470

E-mail: corporateactions@equityfinancialtrust.com

THE INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-229-8874

E-mail: contactus@kingsdaleshareholder.com

Facsimile: (416) 867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: (416) 867-2272

Any questions or requests for assistance or additional copies of the Offer and Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Depositary or the Information Agent. Shareholders may also contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance concerning the Offer.